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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549


                                 FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



                         CMS NOMECO OIL & GAS CO.
         --------------------------------------------------------
          (Exact name of registrant as specified in its charter)



                  Michigan                           38-1859381
---------------------------------------- ---------------------------------
(State of incorporation or organization) (IRS Employer Identification No.)



   One Jackson Square, P.O. Box 1150, Jackson, Michigan              49204
--------------------------------------------------------------------------
      (Address of principal executive offices)                  (Zip Code)

If this Form relates to the              If this Form relates to the
registration of a class of               registration of a class of
debt securities and is                   debt securities and is
effective upon filing                    to become effective
pursuant to General Instruction          simultaneously with the
A(c)(1), please check the                effectiveness of a concurrent
following box.  ___                      registration statement under
                                         the Securities Act of 1933
                                         pursuant to General
                                         Instruction A(c)(2), please
                                         check the following box.  ___


     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


   Common Stock (without par value)            New York Stock Exchange
---------------------------------------  ---------------------------------
          (Title of Class)                       (Name of Exchange)




     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                  None.

              INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.    Description of Registrant's Securities to be Registered.

           A description of the Registrant's securities to be registered is incorporated herein by reference to the description set forth under the caption "Description of Capital Stock" in the Preliminary Prospectus contained in the Registrant's Registration Statement on Form S-1 (Registration No. 63693) filed with the Securities and Exchange Commission on October 26, 1995 (the "Form S-1"). Form S-1 was amended by the filing of Amendment No. 1 to the Form S-1 with the Securities and Exchange Commission on January 19, 1996. Pricing and other terms established at the time of issuance are hereby deemed to be incorporated by reference to any prospectus or prospectus supplement filed in accordance with Rule 424(b) of the Securities Act of 1933, as amended, relating to the securities registered hereby.



Item 2.    Exhibits.

           The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II to the Instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each exhibit was previously filed as indicated and is incorporated herein by reference.

Exhibit No.          Description and Method of Filing

  1(a)           Registration Statement on Form S-1 filed by the
                 Registrant. Filed as Registration Statement of the Registrant (Rg. No. 33-63693).

  1(b) Amendment No. 1 to the Registration Statement on Form S-1 filed by the Registrant (Rg. No. 33-63693-01).

  4(a)           Restated Articles of Incorporation of the Registrant.
                 Filed as Exhibit 3.1 to the Form S-1.

  4(b) Restated By-laws of the Registrant. Filed as Exhibit 3.2 to the Form S-1.

  5(a) Specimen certificate representing shares of Common Stock of the Registrant. Filed as Exhibit 4.1 to Amendment No. 1 to the Form S-1.



                                 SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  CMS NOMECO OIL & GAS CO.


   January 24, 1996               By:  /s/ William H. Stephens, III
------------------------             ------------------------------------
        Date                      Name:  William H. Stephens, III
                                  Title:  Executive Vice President
                                           and General Counsel

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